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                                                                   EXHIBIT 10.29

  The Merrill Lynch Special Nonqualified Deferred Compensation Plan Adoption
                                   Agreement

Please complete the information requested in the Adoption Agreement to establish the specific provisions of your plan. This document and the Merrill Lynch Special Nonqualified Deferred Compensation Plan for Select Employees govern the rights of plan participants and should, therefore, be disclosed to participants and retained as part of your permanent records.

1.   EMPLOYER INFORMATION

A.   Name of Plan:  MAXXIM MEDICAL, INC. DEFERRED COMPENSATION PLAN.

B.   Name and Address of employer sponsoring the Plan.

     Maxxim Medical, Inc.
     10300 49/th/ St. N.
     Clearwater, FL  33762

C. Provide employer's primary contact for the Plan and telephone and FAX numbers. Also include the employer's Tax Identification Number.

     Suzanne Garon
     Vice President
     813/561-2100
     fax:  813/572-8840
     TIN:  74-1941367

D. Give the first day of the 12-month period for which the employer pays taxes: November 1.

2.   PLAN INFORMATION

A.   What is the effective date of the Plan?  July 1, 1998.

B. Plan Year Ends. Your "Plan Year" is the 12-consecutive-month period for which you credit elective and matching deferrals and keep Plan records. Enter the last day of your Plan Year. For example, if you use the calendar year as your plan year, enter "December 31." If you use a different 12-month period - for instance if your business is on a fiscal year - enter the last day of your fiscal year, e.g., "July 31."

3.   ELIGIBLE EMPLOYEES

The following persons or classes of persons shall be Participants (enter the names or positions of individuals eligible to participate or the criteria used to identify Participants):

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As determined by Company each year.

4.   COMPENSATION

Compensation is used to determine the amount of Elective Deferrals a Participant can elect. Compensation under the Plan is defined as the regular or base salary and bonuses payable to the individual by the Employer.

For purposes of the Plan, Compensation will be determined before giving effect to Elective Deferrals and other salary reduction amounts that are not included in the Participant's gross income under Code section 125, 401(k), 402(h) or 403(b).

5.   CONTRIBUTIONS

A. Elective Deferrals. Participants may elect to reduce their Compensation and to have Elective Deferrals credited to their Accounts by making an election under the Plan (which may be changed each year for later Plan Years as described in the plan), but no Participant may defer more than 90% of base and 100% of bonus.

B. Matching Deferrals. If the Employer elects to match Elective Deferrals, specify the matching rate and indicate the amount of the Participant's Elective Deferrals that will be matched. You may also elect to decide each year whether Matching Deferrals will be made and, if so, what that year's matching rate will be.

The Employer will credit Matching Deferrals for each Participant equal to 100% of the first 6% of the Participant's Compensation which is elected as an Elective Deferral, but no Matching Deferral will be made on Elective Deferrals in excess of $______ per (specify time period if applicable).

C. Discretionary Incentive Contributions. The Employer may make Discretionary Incentive Contributions in any amounts the Employer selects. These contributions will be subject to the vesting schedule selected in Item 6C.

The Employer will make Discretionary Incentive Contributions under the Plan.

     [_]  yes       [_]  no

6.   VESTING OF MATCHING DEFERRALS AND DISCRETIONARY INCENTIVE CONTRIBUTIONS.

A.   Vesting Schedule for Matching Deferrals.

Matching Deferrals vest in accordance with the following schedule:  100%
immediate.

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B.   Vesting Service.

Indicate whether you will give credit for vesting service for time spent with a predecessor employer, and if so, specify the maximum number of years and the type of predecessor service for which credit will be given. N/A

C.   Vesting Schedule for Discretionary Incentive Contributions.

Indicate how the portion of a Participant's Account attributable to Discretionary Incentive Contributions is to vest.

Unless otherwise specified by the Employer at the time a Discretionary Incentive Contribution is made, Discretionary Incentive Contributions vest in accordance with the following schedule: 100% immediate.

7.   ACCOUNTS.

Account balances are to be invested as a single fund, then divided.

8.   RETIREMENT AGE

The Retirement Age under the Plan is age 55. A Participant terminating employment before Retirement Age for reasons other than death or Total and Permanent Disability will not be entitled to receive any installment payments elected on the Election Form.

9.   WITHDRAWALS WHILE WORKING

Withdrawals for Unforeseen Emergency. Withdrawals of the vested portion of a Participant's Account for unforeseen emergencies are permitted to the full extent allowable under the plan.

NOTE: Withdrawals are strictly limited as described in Plan Section 7.5 It is the Plan Administrator's responsibility to ensure that the limits are being followed. Excess withdrawals may result in loss of the tax deferral on all amounts credited under the Plan for the benefit of all Participants.

10.  ADMINISTRATION

Plan Administrator. The Plan Administrator is legally responsible for the operation of the Plan, including:

 .    Keeping track of which employees are eligible to participate in the Plan and the date each employee becomes eligible to participate.

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 .    Maintaining Participants' Accounts, including all sub-accounts required for different contribution types and payment elections, and keeping track of all elections made by Participants under the Plan and any other relevant information.

 .    Transmitting important communications to the Participants, and obtaining relevant information from Participants such as changes in investment selections.

 .    Filing important reports required to be submitted to governmental agencies.

The Plan Administrator will be the person or persons identified below:

     Alan S. Blazei, Treasurer, Vice President

11.  SIGNATURES

After reviewing the Adoption Agreement, enter the current date and the name of the Employer. The signature of the Employer or the person signing for the Employer must be witnessed. Note that the person signing for the Employer must be authorized to do so, such as by a resolution of the Employer's board of directors or governing by-laws.

While the Merrill Lynch Special Nonqualified Deferred Compensation Plan for Select Employees, including this Adoption Agreement, has been designed in a manner to permit Participants to defer federal income tax on amounts credited to their accounts until the amounts are actually paid, neither Merrill Lynch, Pierce, Fenner & Smith Incorporated, the sponsor of this document, nor any of this affiliates ("Merrill Lynch") provide any assurances of that result in the Employer's particular situation or assume any responsibility in this regard. Please consult your tax advisor regarding the tax consequences of this Plan to you and your employees and the advisability of submitting this document to the Internal Revenue Service to obtain a ruling concerning those consequences. In addition, please consult your independent legal counsel with respect to securities law issues. By signing this Adoption Agreement the Employer acknowledges that no representations or warranties as to the tax consequences to the Employer and Participants of the operation of this Plan have been made by Merrill Lynch.

                                        MAXXIM MEDICAL, INC.

                                        By:  /s/ Kenneth W. Davidson
                                         -------------------------------------
                                             Kenneth W. Davidson
                                             Chairman of the Board
                                             President and CEO
                                             6/25/98

                                        Witness:

                                             /s/ Suzanne R. Garon
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